Exhibit 32.1

Exhibit 32.1—CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No. 1 (the “Amendment”) to the annual report of Luna Innovations Incorporated (the “Company”) on Form 10-K/A for the year ended December 31, 2009 as filed with the Securities and Exchange Commission on March 26, 2010 (the “Report, and as amended by the Amendment filed on the date hereof, the “Amended Report”), I, Kent A. Murphy, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Amended Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Amended Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 14, 2010

/S/ KENT A. MURPHY, PH.D.
Kent A. Murphy, Ph.D.
President and Chief Executive Officer